UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 25, 2013

SOUTH JERSEY GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-22211	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2013, South Jersey Industries, Inc., the parent company of South Jersey Gas Company (the “Company”) announced the appointment of Stephen H. Clark as Chief Financial Officer and Treasurer of the Company, effective November 22, 2013.  Mr. Clark, age 55, has held various positions with the Company and its parent company, South Jersey Industries, Inc., since 1997, including serving as Treasurer.  There are no arrangements or understandings between Mr. Clark and any other persons pursuant to which Mr. Clark was appointed as Chief Financial Officer or Treasurer of the Company.  There have been no transactions nor are there any proposed transactions between the Company and Mr. Clark that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Clark will also serve as Chief Financial Officer and Treasurer of South Jersey Industries, Inc.

The press release announcing the appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated November 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: November 25, 2013	By:	/s/ Gina Merritt- Epps
Gina Merritt-Epps, Esq. General Counsel & Corporate Secretary